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                                   EXHIBIT 11



                         FORM OF SUBSCRIPTION AGREEMENT

THIS AGREEMENT by and between _____________ ("Purchaser") and Pacific Global Fund, Inc., d/b/a Pacific Advisors Fund Inc. (the "Company"), a corporation organized and existing under and by virtue of the laws of the State of Maryland.

     In consideration of the mutual promises set forth herein, the parties agree as follows:

     1. The Company agrees to sell to Purchaser and Purchaser hereby subscribes to purchase _,000 Class A shares of the Company's Growth Fund (the "Shares"), each with a par value of $.01 per Share, at a price of ten dollars ($10.00) per Share.

     2. Purchaser agrees to pay $__,000 for such Shares at the time of their issuance, which shall occur upon call of the President of the Company, at any time on or before the effective date of Post-Effective Amendment 10 to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission ("Registration Statement") on or about February 12, 1999.

     3. Purchaser acknowledges that the Shares have not been, and will not be, registered under the federal securities laws and that, therefore, the Company is relying on certain exemptions from such registration requirements, including exemptions dependent on the intent of the Purchaser in acquiring the Shares. Purchaser also understands that any resale of the Shares, or any part thereof, may be subject to restrictions under the federal securities laws, and that Purchaser may be required to bear the economic risk of any investment in the Shares for an indefinite period of time.

     4. Purchaser represents and warrants that he acquiring the Shares solely for his own account and solely for investment purposes and not with a view to the resale or disposition of all or any part thereof, and that Purchaser has no present plan or intention to sell or otherwise dispose of the Shares or any part thereof.

     5. Purchaser agrees not to sell or dispose of the Shares or any part thereof unless the Registration Statement with respect to such Shares is then in effect under the Securities Act of 1933, as amended.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives this ____ day of ______, 1999.


                         PACIFIC GLOBAL FUND, INC.,
                              d/b/a PACIFIC ADVISORS FUND


                              By:________________________________
                                   George A. Henning
                                   Title:  President and Chairman of the Board


                              PURCHASER


                              By:________________________________